UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2023, Forward Industries, Inc. (the “Company”) and Forward Industries (Asia-Pacific) Corporation (“FC”) entered into a Buying Agency and Supply Agreement (the “New Agreement”). FC is a company owned by Terence Wise, the Company’s Chairman and Chief Executive Officer. In addition, Jenny P. Yu, a Managing Director of FC, owns more than 5% of the Company’s common stock. The New Agreement provides that FC will act as the Company’s exclusive buying agent and supplier of products in the Asia Pacific region. The Company purchases products at FC’s cost and pays FC a monthly fee for services it provides under the New Agreement. The monthly service fee is $65,833 plus 4% of “Adjusted Gross Profit”, which is defined as the revenues recognized by the Company from the sale of the product less FC’s cost for the product (collectively, the “Service Fee”). The New Agreement expires October 31, 2024. The New Agreement is substantially similar to the prior Buying Agency and Supply Agreement between the Company and FC except for the reduced monthly fee payable to FC ($100,000 reduced to $65,833).

Additionally, on November 2, 2023, the Company and FC entered into a Deferred Payment Agreement.  As of October 30, 2023, the Company owed FC $7,365,238 (“Payables”) for the purchase of products in its OEM and Retail Divisions and the cancelation of open purchase orders related to the Company’s exit from the Retail Division.    To preserve the Company’s liquidity position in the future, FC agreed to limit the amount of the Payables that it would seek to collect from the Company to $500,000 in any 12-month period.

Effective September 1, 2023, on November 3, 2023, the Company and Justwise Group Ltd. (“Justwise”), a company owned by Mr. Wise, entered into an agreement to extend its previously executed Consultancy Agreement. Under the Consultancy Agreement, Justwise will provide inventory management, marketing support and other consulting services. In consideration of their services, the Company shall pay Justwise $10,000 per month. The Consultancy Agreement is effective as of September 1, 2023, and will continue on a month-to-month basis.

The foregoing description of the terms of the New Agreement, the Deferred Payment Agreement, the Justwise Consultancy Extension Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the form of New Agreement, the form of Deferred Payment Agreement, and the extension to the Consultancy Agreement which are filed as Exhibits 10.1, 10.2 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Buying Agency and Supply Agreement*
10.2	Deferred Payment Agreement
10.3	Consultancy Agreement – Justwise (Incorporated herein by reference to Exhibit 10.1 in the Form 10-Q filed on May 12, 2022)
10.4	Extension to the Consultancy Agreement – Justwise
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601 of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: November 8, 2023	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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